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                           Verizon Washington, DC Inc.


                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                                                  Six Months Ended
(Dollars in Thousands)                                                              June 30, 2002
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
Income before provision for income taxes and extraordinary item                          $ 48,865
Equity in income from affiliate                                                              (113)
Dividends received from equity affiliate                                                        3
Interest expense                                                                            6,885
Portion of rent expense representing interest                                               4,856
Amortization of capitalized interest                                                          646
                                                                                ---------------------

Earnings, as adjusted                                                                    $ 61,142
                                                                                =====================

Fixed charges:
Interest expense                                                                          $ 6,885
Portion of rent expense representing interest                                               4,856
Capitalized interest                                                                          610
                                                                                ---------------------

Fixed Charges                                                                            $ 12,351
                                                                                =====================

Ratio of Earnings to Fixed Charges                                                           4.95
                                                                                =====================
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